UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2018 (June 29, 2018)

ENERGY RESOURCES 12, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-55916	81-4805237
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.  Entry into a Material Definitive Agreement

On June 29, 2018, Energy Resources 12 Operating Company, LLC (“Buyer”), a wholly-owned subsidiary of Energy Resources 12, L.P. (the “Partnership”), entered into a Purchase and Sale Agreement (“Purchase Agreement”) with Bruin E&P Non-Op Holdings, LLC (“Seller”), for the potential purchase of Seller’s interest in certain non-operated oil and gas properties and the related rights, resulting in an approximate average 2.8% non-operated working interest in approximately 236 existing producing wells and 23 wells in various stages of the drilling and completion process, predominantly in McKenzie, Dunn, McLean and Mountrail counties of North Dakota (the “Target Assets”). The Partnership currently owns an approximate average 2.9% non-operated working interest in the properties of which the Target Assets are a part (collectively, the “Bakken Assets”); therefore, if all conditions to closing are met under the Purchase Agreement, the Partnership’s average non-operated working interest in the Bakken Assets would increase to a total of approximately 5.7%. The Bakken Assets are operated by 14 third-party operators on behalf of the Partnership and other working interest owners.

The Bakken Assets are located in the Bakken Shale formation, including the Antelope, Spotted Horn, Squaw Creek and Reunion Bay fields. The Bakken Shale and its close geologic cousin, the Three Forks Shale, are found in the Williston Basin, centered in North Dakota and are two of the largest oil fields in the U.S. While oil has been produced in North Dakota from the Williston Basin since the 1950s, it is only since 2007 through the application of horizontal drilling and hydraulic fracturing technologies that the Bakken has seen an increase in production activities.

Pursuant to the Purchase Agreement, the purchase price for the Target Assets is $82.5 million, subject to customary adjustments. On June 29, 2018, the Partnership, on behalf of the Buyer, funded a deposit of 5% of the purchase price, or $4,125,000 (the “Deposit”), to the Seller to be applied toward the purchase price at closing or to be released to the Seller if the transaction does not close by the outside closing date due to the Buyer’s breach of the Purchase Agreement. In the event the transaction does not close due to a breach by Sellers, the Deposit will be refunded to the Partnership. If the Buyer does not perform under the contract as a result of its diligence review or otherwise breach the Purchase Agreement, the Sellers’ sole remedy against the Buyer is release of the Deposit to the Seller. The final settlement purchase price is subject to the customary post-closing adjustments, as defined and identified in the Purchase Agreement.

The closing of the Purchase Agreement is subject to the satisfaction of a number of required conditions which currently remain unsatisfied under the Purchase Agreement. Consummation of the acquisition is subject to the Buyer’s satisfactory completion of the review of title, environmental investigations, financial analysis and geological analysis, obtaining sufficient financing to fund the purchase price and other due diligence. Accordingly, there can be no assurance at this time that all of the conditions precedent to consummating the Purchase Agreement will be satisfied, that the Partnership will find the results of its diligence investigation acceptable, that the Partnership will be able to obtain sufficient financing on terms reasonably acceptable or that the transaction will be successfully completed.

The Partnership has engaged Regional Energy Investors, LP (“REI”) to perform advisory and consulting services and support the Buyer through closing of the Purchase Agreement, including assistance with due diligence related to the Target Assets and obtaining financing for the proposed transaction. The Partnership will pay REI a total of approximately $4.1 million for its advisory and consulting services. REI is also entitled to a fee of 5% of the gross sales price in the event the Partnership disposes any or all of the Target Assets, if surplus funds are available after Payout to the holders of the Partnership’s common units, as defined in the Partnership’s prospectus. REI is owned by entities that are controlled by Anthony F. Keating, III, Co-Chief Operating Officer of Energy 11 GP, LLC, and Michael J. Mallick, Co-Chief Operating Officer of Energy 11 GP, LLC. Glade M. Knight and David S. McKenney are the Chief Executive Officer and Chief Financial Officer, respectively, of Energy 11 GP, LLC as well as the Chief Executive Officer and Chief Financial Officer, respectively, of Energy Resources 12 GP, LLC, the General Partner of the Partnership.

Item 8.01 – Other Events

On June 28, 2018, the Partnership closed on the issuance of approximately 0.6 million additional common units through its ongoing best-efforts offering, representing gross proceeds to the Partnership of approximately $11.7 million and proceeds net of selling and marketing expenses of approximately $11.0 million. As of June 30, 2018, the Partnership had completed the sale of a total of approximately 5.2 million common units for total gross proceeds of approximately $100.5 million and proceeds net of selling and marketing expenses of $94.5 million. As of June 30, 2018, 12,474,181 common units remain unsold. The Partnership is continuing the offering at $20.00 per common unit in accordance with the Prospectus.

Item 9.01 – Financial Statements and Exhibits

(d)  Exhibits

Exhibit 2.1	Purchase and Sale Agreement dated June 29, 2018 by and between Energy Resources 12 Operating Company, LLC, as Purchaser, and Bruin E&P Non-Op Holdings, LLC, as Seller*

Exhibit 10.1	Advisory and Administration Agreement dated June 29, 2018 by and between Energy Resources 12 Operating Company, LLC, Energy Resources 12, L.P., and Regional Energy Investors, LP.

* Certain exhibits and schedules have been omitted. The Company agrees to furnish to the SEC a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 6, 2018

ENERGY RESOURCES 12, L.P.

		By:	/s/ David McKenney
David McKenney
Chief Financial Officer of Energy Resources 12 GP, LLC